Exhibit 10.9

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Third Amendment to Contract for High Pressure Fracturing Services

This Third Amendment to Contract for High Pressure Fracturing Services (this “Third Amendment”) is dated __ April, 2012 between Green Field Energy Services, Inc. (f/k/a Hub City Industries, L.L.C.), (“Contractor”) and SWEPI LP (d/b/a Shell Western E&P), (“Company”). Capitalized terms used but not defined in this Amendment have the meaning given them in the Fracturing Services Agreement (defined below).

Background

A. Company and Contractor previously entered into a Contract for High Pressure Fracturing Services dated as of September 2, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Fracturing Services Agreement”).

B. Section 3 of the Fracturing Services Agreement provided for the Prepayment of [***] to Contractor. Following execution of the Fracturing Services Agreement, [***] of the Prepayment was paid to Contractor (the “Initial Prepayment”).

C. In connection with Contractor’s sale of its approximately $250 million offering of about 250,000 units (consisting of senior secured notes and warrants) on November 15, 2011 (the “Indenture”), Contractor was required to, and did in fact repay the Initial Repayment, and Company released all pledged collateral and all liens previously granted in favor of Company with respect to the Fracturing Services Agreement.

D. The Indenture allows Contractor to incur Permitted Debt (as defined in clause (1) of Section 4.08(b) of the Indenture) which includes, among other things, “the incurrence by [Contractor] or any Guarantor of Indebtedness and letters of credit and bankers’ acceptances under a Senior Credit Facility in an aggregate principal amount at any one time outstanding under this clause (1) . . . not to exceed the greater of (x) $30.0 million and (y) following the first date on which [Contractor’s] Pro Forma Consolidated Leverage Ratio is less than 3.00 to 1.00, 10% of Consolidated Tangible Assets of [Contractor] as of the most recently ended fiscal quarter for which internal financial statements are available at the time of such incurrence.”

E. Company and Contractor have agreed to modify the terms of the Fracturing Services Agreement to replace the Prepayment section of the Fracturing Services Agreement with a $30 Million Dollar Revolving Senior Credit Facility.

F. The Credit Facility will contain four tranches (each a “Tranche”): three $30 million tranches followed by a $10 million tranche; all on the terms and conditions set forth below.

G. Company will be granted a security interest in Contractor’s assets, to secure each Tranche, as the Indenture allows for Permitted Liens, which are defined in the Indenture to include among other things, “Liens securing Permitted Debt described in clause (1) of [Section 4.08(b)]”.

Agreements

In consideration of the mutual covenants of Company and Contractor set forth in this Third Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, Company and Contractor agree as follows:

I. Section 1.21. Section 1.21 of Section 2 — “Terms and Conditions” is hereby amended and restated as follows:

1.21 “Indebtedness” means amounts advanced to Contractor under the Thirty Million Dollar Revolving Senior Credit Facility, as provided in Section 3 – “Indebtedness and Determination of Prices” in sub-section 3.3.

II. Section 3 is hereby renamed “Indebtedness and Determination of Prices”.

III. Section 3.1. Section 3.1 of Section 3 – “Indebtedness and Determination of Prices” is hereby amended and restated as follows:

3.1	THIRTY MILLION DOLLAR REVOLVING SENIOR CREDIT FACILITY

Subject to remedies in the event of termination or amount due at expiration, as provided in Article 3 of Section 2 – “Terms and Conditions”, Company agrees to advance Contractor credit of up to thirty million dollars on a revolving basis (the “Thirty Million Dollar Revolving Senior Credit Facility”, according to the following schedule:

(a)	Thirty Million Dollars ($30,000,000) (“Tranche 1”) disbursed within 7 days after the Effective Date of the Third Amendment.

(b)	Thirty Million Dollars ($30,000,000) (“Tranche 2”) disbursed within 7 days of the repayment of Tranche 1 and written notice by Contractor to Company of repayment and request for payment of Tranche 2.

(c)	Thirty Million Dollars ($30,000,000) (“Tranche 3”) disbursed within 7 days of the repayment of Tranche 2 and written notice by Contractor to Company of repayment and request for payment of Tranche 3.

(d)	Ten Million Dollars ($10,000,000) (“Tranche 4”, together with Tranche 1, Tranche 2, and Tranche 3, collectively, the “Indebtedness”) disbursed within 7 days of the repayment of Tranche 3 and written notice by Contractor to Company of repayment and request for payment of Tranche 4.

(e)	Notwithstanding anything to the contrary in this Contract, no funding of Indebtedness from Company to Contractor will occur until such time that Contractor delivers written notice to Company that the Company has or will have a first priority lien on the Collateral. Company shall have the right to determine in its sole discretion whether the written notice is sufficient to ensure that the Company has or will have a first priority lien on the Collateral.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IV. Section 3.3. Section 3.3 of Section 3 – “Indebtedness and Determination of Prices” is hereby amended and restated as follows:

3.3	REPAYMENT OF INDEBTEDNESS

Contractor will repay the Company’s (a) Tranche 1 Indebtedness beginning June 15, 2012 (“Month 1”), (b) Tranche 2 Indebtedness beginning March 15, 2013 (“Month 10”), (c) Tranche 3 Indebtedness beginning July 15, 2013 (“Month 14”), and (d) Tranche 4 Indebtedness beginning November 15, 2013 (“Month 18”) and then per the following schedule. The repayment due date will be on the 15th day of each such month, except as otherwise agreed in writing. Except where Company agrees in its discretion to allow Contractor to set off these amounts against the Work provided in a particular month, as provided in the following sub-section, Contractor will separately transfer to Company the amount shown in this schedule together with a separate confirmation statement or credit memo. Notwithstanding anything in this Section 3.3 to the contrary, if during a month repayments are required, all of the Work requested by Company includes only Modular Price Work which [***] All In Price Work, then the repayment due in that month will be the lesser of (a) an amount equal to [***] of the Work thus provided, or (b) the repayment amount for the applicable month stated below. Where the amount so paid is less than the repayment amount stated below, in the following calendar month, the amount due will be the amount stated for that month plus the shortfall between what would have been paid in the prior calendar month according to the table below (plus any other shortfalls) and the amount paid. Where a shortfall amount remains after Month 19, the shortfall will be paid at the rate of [***] per month until the Prepayment is repaid.

June 15, 2012	Month 1	[***]
July 15, 2012	Month 2	[***]
August 15, 2012	Month 3	[***]
September 15, 2012	Month 4	[***]
October 15, 2012	Month 5	[***]
November 15, 2012	Month 6	[***]
December 15, 2012	Month 7	[***]
January 15, 2013	Month 8	[***]
February 15, 2013	Month 9	[***]
March 15, 2013	Month 10	[***]
April 15, 2013	Month 11	[***]

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

May 15, 2013	Month 12	[***]
June 15, 2013	Month 13	[***]
July 15, 2013	Month 14	[***]
August 15, 2013	Month 15	[***]
September 15, 2013	Month 16	[***]
October 15, 2013	Month 17	[***]
November 15, 2013	Month 18	[***]
December 15, 2013	Month 19	[***]

V.	Section 8.1. Section 8.1 is hereby amended and restated as follows:

8.1	CREATION OF SECURITY INTEREST

Contractor grants to Company a first priority security interest in the Collateral described in subsection 8.2, below, to secure Contractor’s repayment of the Indebtedness.

VI. Section 8.2. Section 8.2 of Section 8 – “Security Agreement” is hereby amended and restated as follows:

8.2	COLLATERAL

(a) In order to secure the performance of Contractor’s obligations to repay the Indebtedness under the Contract, Contractor hereby pledges to the Company and grants to the Company a security interest in and to the Contractor’s assets and properties set forth on Appendix 1 attached hereto as in effect on April             , 2012 (collectively, the “Collateral”) together with a royalty-free, irrevocable, non-exclusive, transferable, world-wide license to use such Collateral and to sublicense the use to a third party following an Event of Default.

(b) Contractor and Company will review the current valuation of the Collateral at the time of the payment of each Tranche of the Indebtedness, to ascertain the current liquidation value of the Collateral, the outstanding Indebtedness amount, and the need to release or add collateral to reasonably assure that the outstanding Indebtedness is collateralized at a value as near as possible to, but not less than, 1.5 to 1, (Collateral to outstanding Indebtedness amount). Contractor and Company will thereafter promptly adjust Appendix 1 to this Section to reflect any changes.

(c) In addition to review of current valuation as provided in the preceding paragraph, where requested by either Party, Contractor and Company will review the current valuation of the Collateral at the time of market price adjustments provided for in

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 3 – “Indebtednesss and Determination of Prices”, to ascertain the current liquidation value of the Collateral, the then outstanding Prepayment amount, and the need to release or add collateral to reasonably assure that the Prepayments are collateralized as provided in the preceding paragraph. Contractor and Company will thereafter promptly adjust Appendix 1 to this Section to reflect any changes.

VII. Section 8.3. Section 8.3 of Section 8 – “Security Agreement” is hereby amended and restated as follows:

8.3	PAYMENT OBLIGATIONS OF CONTRACTOR

(a) Except as provided in the Indenture and this Contract, Contractor shall not sell, lease, or in any way encumber title to or dispose of any Collateral without the prior written consent of Company. Provided, however, upon the disposition of Collateral upon Company’s consent, Contractor shall account fully and faithfully to the Company for proceeds from disposition of the Collateral in any manner and, following an Event of Default (defined below in this Section 8 – “Security Agreement”), shall pay or turn over promptly in cash, negotiable instruments, drafts, assigned accounts or chattel paper all the proceeds from each sale to be applied to any outstanding Prepayment amounts, subject if other than cash, to final payment or collection. Application of such proceeds to any outstanding Prepayment amounts shall be in the sole discretion of the Company, provided such application of proceeds is made by the Company in a reasonable manner.

(b) Following an Event of Default hereunder, Contractor shall pay to the Company on demand all expenses and expenditures, including reasonable attorney’s fees and other legal expenses incurred or paid by the Company in exercising or protecting its interests, rights and remedies under this Contract, plus interest thereon at the lesser of [***] per annum or the highest rate of interest then allowed by law.

(c) Contractor shall pay immediately, without notice, the entire unpaid outstanding Prepayment amount upon an Event of Default under this Contract.

VIII. Section 8.4(h). Section 8.4(h) of Section 8 – “Security Agreement” is hereby amended and restated as follows:

(h) Contractor shall not sell, lend, rent, lease or otherwise dispose of the Collateral or any interest therein except as authorized in this Contract or in writing by the Company, and the Contractor shall keep the Collateral, including the proceeds thereof, free from unpaid charges, including taxes, and from liens, encumbrances and security interests other than that of the Company and those contained in the Indenture.

IX. Section 8.4(j). Section 8.4(j) of Section 8 – “Security Agreement” is hereby amended and restated as follows:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(j) Contractor is the owner of all property, ownership, intellectual property and proprietary rights in the Collateral free of all liens, claims and encumbrances, except as (1) created by this Contract and the security interest granted in favor of the Company, and (2) provided for in the Indenture.

X. Section 8.4(k). Section 8.4(k) of Section 8 – “Security Agreement” is hereby amended and restated as follows:

(k) Contractor, as of the Effective Date, has obtained a subordination or release of all liens on the Collateral as evidenced satisfactory to Company, in its sole discretion.

XI. Section 8.5. Section 8.5 of Section 8 – “Security Agreement” is hereby amended and restated as follows:

8.5	EVENTS OF DEFAULT

Contractor shall be in default under this Contract upon the happening of any condition or event set forth below (herein called an “Event of Default”):

(a) Contractor’s failure to pay any outstanding Indebtedness, secured by this Contract within 10 days after such Indebtedness becomes due in accordance with the terms of this Contract.

(b) Loss, theft, substantial damage, destruction, sale (except as authorized in this Contract) or encumbrance to or of any material portion of the Collateral, or the making of any levy, seizure or attachment thereof or thereon, and Contractor’s failure to provide sufficient replacement collateral with 10 days after loss, theft, damage, destruction, sale, or encumbrance.

(c) Contractor’s dissolution, termination of existence, insolvency or business failure; the appointment of a receiver of all or any part of the property of such Contractor; an assignment for the benefit of creditors by Contractor; or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Contractor or any guarantor, surety or endorser for such Contractor which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more.

(d) Contractor’s use of any of the Indebtedness amounts for any purpose other than as authorized in this Contract.

(e) Contractor’s default on any credit, loan, prepayment or other financial obligation; provided, however, Contractor shall provide written notice to Company with 24 hours of any such default pursuant to this paragraph.

(f) Any statement of the financial condition of Contractor or of any guarantor, surety or endorser of any liability of Contractor to the Company submitted to the Company by Contractor or any such guarantor, surety or endorser proves to be false in any material respect.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

XII. Section 8.6. Section 8.6 of Section 8 – “Security Agreement” is hereby amended and restated as follows:

8.6	COMPANY’S RIGHTS AND REMEDIES

(a)	Rights Exclusive of Default

(i) This Contract, the Company’s rights hereunder or the indebtedness hereby secured may be assigned from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Contract to the Company, and Contractor will assert no claims or defenses, other than a defense that it has performed its obligations under this Contract, it may have against the Company against the assignee, except those granted in this Contract.

(ii) Company may enter upon Contractor’s premises at any reasonable time without interruption of Contractor’s business and without any breach of the peace to inspect the Collateral and Contractor’s books and records pertaining to the Collateral, and Contractor shall assist the Company in making any such inspection.

(iii) The Company may execute, sign, endorse, transfer or deliver in the name of Contractor, notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, applications for certificates of title or any other documents, necessary to evidence, perfect or upon an Event of Default realize upon the security interest and obligations created by this Contract.

(iv) At its option, the Company may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for the insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Contractor agrees to reimburse the Company on demand for any payment made, or expense incurred by the Company pursuant to the foregoing authorization, plus interest thereon at the rate set forth in paragraph 8.3(b) hereof.

(v) Following an Event of Default, the Company may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of any obligations and indebtedness remitted by Contractor to the Company as proceeds to pay the Company directly.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(vi) Following an Event of Default, the Company may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as the Company, in their sole discretion, chooses.

(b)	Rights in Event of Default

(i) Upon the occurrence of an Event of Default, Contractor shall immediately pay any outstanding Indebtedness amounts to the Company.

(ii) Upon the occurrence of an Event of Default and the failure thereafter of Contractor to pay to Company any remaining outstanding Indebtedness amounts pursuant to the preceding sub-paragraph hereof, the Company may declare all obligations secured hereby immediately due and payable and shall have the rights and remedies of a Company under the Texas UCC, including without limitation thereto, the right to sell, lease or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral, and for that purpose the Company may enter upon any premises on which the Collateral or any part thereof may be situated and remove the same there from, so long as the same may be accomplished without a breach of the peace. The Company may require Contractor to assemble the Collateral and make it available to the Company at a place to be designated by the Company which is reasonably convenient to the parties. Further, upon the exercise by the Company of any of its rights hereunder, Contractor grants to Company a perpetual, royalty free and exclusive license, easement, and right in any and all property, ownership, intellectual property and proprietary rights in the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Company will send Contractor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to Contractor at the address shown in Section V – “Administrative Procedures”, of this Contract at least 10 days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Company’s reasonable attorney’s fees and legal expenses, and Contractor agrees to pay such expenses, plus interest thereon at the rate set forth in sub-section 8.3(b) hereof. Contractor shall remain liable for any deficiency.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) Company may remedy any default and may waive any default without waiving any other prior or subsequent default.

(iv) The remedies of the Company hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of the Company.

XIII. Section 8.8. A new Section 8.8 of Section 8 – “Security Agreement” is hereby added to read as follows:

In connection with the Indebtedness and the Security Agreement, the Company agrees to execute the Intercreditor Agreement required under the Indenture, in substantially the form of Appendix 2 to Section 8 (the “Intercreditor Agreement”). To the extent the terms of the Intercreditor Agreement and the Security Agreement conflict, the terms of the Intercreditor Agreement will control.

XIV. Appendix 1 to Section 8 – “Security Agreement”. Appendix 1 to Section 8 is hereby amended and restated as set forth on the attached spreadsheet.

XV. Appendix 2 to Section 8 – “Security Agreement”. Appendix 2 to Section 8 is hereby added as the form Intercreditor Agreement attached hereto.

XVI. No Other Changes. Except as set forth in this Third Amendment, the remaining provisions of the Fracturing Services Agreement remain in full force and effect and have not otherwise been amended, except that with respect to each use of the word “Prepayments” in the Fracturing Services Agreement is hereby globally replaced by the term “Indebtedness” .

XVII. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which is considered an original.

(REMANDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK)

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have executed this Third Amendment of their own free will, act, and deed.

Contractor
Green Field Energy Services, Inc. (f/k/a Hub City Industries, LLC)

/s/ Earl J. Blackwell
BY: Earl J. Blackwell
TITLE: Chief Financial Officer/Secretary

Company
SWEPI LP

/s/ Joseph E. Creamer
BY: Joseph E. Creamer
TITLE: UA CD Wells Manager - Americas

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.